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                                   EXHIBIT 5.1

                               OPINION OF COUNSEL

                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135


                                NOVEMBER 25, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Surface Waste Management of Delaware, Inc. - Form S-8

Gentlemen:

            I have acted as counsel to Sub Surface Waste Management of Delaware Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 633,860 shares of its common stock, $0.001 par value per Incentive Share, which were previously issued by the Company pursuant to the Compensation Agreement with Gregory J. Chachas, Compensation Agreement with George G. Chachas , Consulting Agreement with Gordon Jones and Payment Agreement with Fidelity Transfer Co., and are being registered and reoffered pursuant to the Reoffer Prospectus which is part of said Registration Statement on Form S-8.

            In my representation I have examined such documents, corporate records, and other instruments as have been provided to me for the purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

            Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Delaware, and that the Shares that were previously issued were validly issued, fully paid, and non-assessable.

            My opinion is limited by and subject to the following:

            (a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Delaware.

            (b) In my examination of all documents, certificates and records, I have assumed without investigation, the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

            (c) My opinion is based solely on and limited to the federal laws of the United States of America and the laws of Delaware. I express no opinion as to the laws of any other jurisdiction.

                                         Very truly yours,

                                         /s/ Norman T. Reynolds
                                         Norman T. Reynolds

Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



November 25, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Sub Surface Waste Management of Delaware, Inc. - Form S-8

Gentlemen:

         I have acted as counsel to Sub Surface Waste Management of Delaware, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 633,860 shares of its common stock, $0.001 par value per share. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality set forth in Exhibit 5.1 hereto.

                                                 Very truly yours,

                                                 /s/  Norman T. Reynolds

                                                 Norman T. Reynolds